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                                                                  EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          ARTICLES OF INCORPORATION OF

                               THE CIT GROUP, INC.

         The CIT Group, Inc., a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

         1. That the board of directors of said corporation passed a resolution by consent in lieu of a special meeting on the 24th day of September, 2001 declaring that the following change and amendment in the articles of incorporation is advisable.

         RESOLVED that Article I of said articles of incorporation be amended to read as follows: "The name of the Corporation is Tyco Capital Corporation."

         FURTHER RESOLVED that this Certificate of Amendment shall be effective at 11:59 p.m. on September 28, 2001.

         2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the article of incorporation is 100; that the said change and amendment has been consented to and authorized by the written consent of the sole stockholder entitled to vote thereon.

         IN WITNESS WHEREOF, the said The CIT Group, Inc. has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this 26th day of September, 2001.

                                  THE CIT GROUP, INC.

                                  By:   /s/ Albert R. Gamper, Jr.
                                        ----------------------------------
                                        Albert R. Gamper, Jr., President


                                        /s/ Eric S. Mandelbaum
                                        ----------------------------------
(SEAL)                                  Eric S. Mandelbaum, Secretary






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STATE OF NEW JERSEY        )
                           )   ss.
COUNTY OF ESSEX            )

On September 26, 2001 personally appeared before me, Faustina Sorace,
   ------------------
        (date)
a Notary Public, Albert R. Gamper, Jr. and Eric S. Mandelbaum, who acknowledged that they executed the above instrument.


Faustina Sorace
-------------------------------------
(Notary Public)


(SEAL)